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                                 April 24, 2000


Board of Trustees
State Farm Variable Product Trust
One State Farm Plaza
Bloomington, Illinois  61710-0001

Trustees:

     We hereby consent to the incorporation by reference of our opinion, filed as an exhibit with State Farm Variable Product Trust's (the "Trust") Form N-1A registration statement on November 25, 1997 (File No. 33-22467), as an exhibit in post-effective amendment number 3 to such registration statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                 Sincerely,

                                 SUTHERLAND ASBILL & BRENNAN LLP


                                     /s/ David S. Goldstein
                                 By:______________________________
                                         David S. Goldstein